DOCKET NO. CV-98-0331117-S                      :  SUPERIOR COURT
                                                :
DAVID JAROSLAWICZ, derivatively                 :  JUDICIAL DISTRICT OF DANBURY
on behalf of UCAR INTERNATIONAL INC.,           :
                                                :
                      Plaintiff,                :
                                                :
                     v.                         :
                                                : AT DANBURY
ROBERT P. KRASS, ROBERT J. HART,                :
PETER B. MANCINO, WILLIAM P.                    :
WIEMELS, FRED C. WOLF, R. EUGENE                :
CARTLEDGE, JOHN R. HALL, GLENN H.               :
HUTCHINS, ROBERT D. KENNEDY,                    :
HOWARD A. LIPSON, PETER G.                      :
PETERSON, and STEPHEN A.                        :
SCHWARZMAN,                                     :
                                                :
                      Defendants,               :
                                                :
                    -and-                       :  OCTOBER 13, 1999
                                                :
UCAR INTERNATIONAL INC.                         :
                                                :
                      Nominal Defendant.        :
                                                :
                                                :
                                                :


                     STIPULATION AND AGREEMENT OF SETTLEMENT
                     ---------------------------------------

     IT IS HEREBY STIPULATED AND AGREED by and among the undersigned attorneys for the Plaintiff David Jaroslawicz, on behalf of himself and derivatively on behalf of Nominal Defendant UCAR International Inc. ("UCAR"), and Defendants Peter G. Peterson, Stephen A. Schwarzman, Howard A. Lipson, Glenn H. Hutchins, Robert P. Krass, Robert J. Hart, William P. Wiemels, Fred C. Wolf, R. Eugene Cartledge, John R. Hall, Robert D. Kennedy, Peter B. Mancino and UCAR, and David
A. Stockman, that, subject to the approval of the Court and the satisfaction of the conditions set forth herein, the Litigation (as defined herein) shall be finally and fully compromised and settled, as follows:

I.   DEFINITIONS

     1.1 "Plaintiff" means plaintiff David Jaroslawicz on behalf of himself and all shareholders (as of the Effective Date) of UCAR (as defined in Paragraph 1.7).

     1.2 "Defendants" means UCAR (as defined in Paragraph 1.7) and Peter G. Peterson, Stephen A. Schwarzman, Howard A. Lipson, Glenn H. Hutchins, David A. Stockman, Robert P. Krass, Robert J. Hart, William P. Wiemels, Fred C. Wolf, R. Eugene Cartledge, John R. Hall, Robert D. Kennedy and Peter B. Mancino. The "Individual Defendants" means all Defendants listed in this paragraph other than UCAR.

     1.3 "Effective Date" means the first date by which all of the events and conditions specified in paragraph 12.1 of this Stipulation have occurred and have been satisfied, all possible appeals or other appellate procedures related to this Litigation and/or this Stipulation are finally concluded and the time for taking any further appeals or other appellate procedures related to this Litigation and/or Stipulation has expired.

     1.4 "Counsel for the Plaintiff" shall mean Pomerantz Haudek Block Grossman & Gross LLP, 100 Park Avenue, 26th Floor, New York, New York 10017, Telephone
(212) 661-1100; and Hurwitz & Sagarin, P.C., 147 North Broad Street, P.O. Box 112, Milford, Connecticut 06460, Telephone: (203) 877-8000.

     1.5 "Litigation" means the action titled Jaroslawicz v. Krass, et al., Docket No. CV98-0331117S (Connecticut Superior Court, Judicial District of Danbury at Danbury), appealed as AC No. 19780 (Connecticut Appellate Court).

     1.6 "Securities  Litigation"  means the consolidated  actions titled In re:
UCAR International Inc. Securities Litigation, 3:98CV00600 (JBA), pending in the United States District Court for the District of Connecticut.

     1.7 "UCAR" or the "Company" means UCAR International Inc.

     1.8 "UCAR's Counsel" means Kelley Drye & Warren LLP, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901, Telephone (203) 324-1400.

     1.9 Other capitalized terms used herein shall have the meanings assigned to them elsewhere herein.

II.  COMPLAINT

     2.1 The Amended Complaint, the operative complaint in the Litigation (the "Complaint"), was filed on July 17, 1998 in the Connecticut Superior Court (Judicial District of Danbury at Danbury). The Complaint is brought as a shareholders derivative action on behalf of UCAR and its shareholders and alleges that Defendants violated certain duties owing to UCAR.

III. PROCEEDINGS

     3.1 Defendants moved to dismiss the Amended Complaint. On June 16, 1999, the Connecticut Superior Court (Moraghan, J.) granted Defendants' motion. Judgment dismissing the Litigation was entered on July 16, 1999. Plaintiff filed an appeal of the Judgment on July 6, 1999.


IV.  PLAINTIFF'S STATEMENT

     4.1 Plaintiff believes that the claims asserted in the Litigation have merit and that the pending appeal has a good chance of success. If the appeal were successful, Plaintiff believes that the damages could be in excess of the settlement amount. Plaintiff, however, has concluded that the settlement herein, which confers substantial financial benefits on UCAR, is in the best interests of UCAR and its shareholders because further litigation would be protracted and expensive, UCAR would potentially have to indemnify the Individual Defendants for any attorneys' fees and/or judgments incurred by the Individual Defendants, and because of the uncertainty and risks inherent in this complex litigation.

V.   DEFENDANTS' STATEMENT

     5.1 The Defendants deny the material allegations in the Complaint and believe that the pending appeal does not have a good chance of success. The Defendants, however, have determined that it is desirable and beneficial to them that this Litigation be fully and finally compromised and settled upon the terms and conditions set forth in this Stipulation because further litigation would be protracted and expensive, because the possible potential damages could be in excess of the settlement amount, because of the uncertainty and risks inherent in this complex litigation, and because settlement will facilitate a settlement and compromise of the Securities Litigation, permitting UCAR to move forward with its business and operations without the distraction of time consuming, complex litigation.

VI.  COMPROMISE AGREEMENT

     6.1 This Stipulation, therefore, is a compromise disposition of controverted claims and is the result of substantial, protracted arm's length negotiations to resolve the Litigation. No consideration for this Stipulation, and nothing contained in this Stipulation, shall be construed as an admission of any liability, or any lack of merit to the claims or defenses asserted, by or on behalf of any of the parties to the Litigation.

VII.  INTENT OF THIS STIPULATION OF SETTLEMENT

     7.1 It is the intent of this Stipulation to effect a fair, reasonable, adequate, full and final settlement of all Claims, as defined herein, including claims for attorneys' fees and costs which were or could have been asserted against the Defendants by Plaintiff in this Litigation. Nothing in this Settlement is intended to, and shall not be construed to, affect or modify the settlement or release, or any settlement, release or other provision, in the Securities Litigation.

VIII. TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

     8.1 Within ten (10) days after the Court signs the Order Preliminarily Approving Derivative Action Settlement, and Notice and Scheduling a Settlement Hearing (the "Preliminary Order"), Defendants (other than UCAR) and/or their insurance carriers shall wire transfer to, or cause to be wire transferred to, or otherwise deposited, the sum of Four Million Seven Hundred Fifty Thousand Dollars ($4,750,000.00) (the "Settlement Amount") in an escrow account held by UCAR's Counsel. Interest on such account will accrue and be part of the Settlement Amount for the benefit of UCAR so long as this Stipulation is finally approved and becomes effective. The Settlement Amount and interest thereon shall hereinafter be referred to as the "Settlement Fund." If this Stipulation is not approved or does not become effective, UCAR shall return and/or direct UCAR's Counsel to return the Settlement Fund to Defendants or the insurance carrier which made payment(s) to that fund.

     8.2 Since the initiation of this suit and the Securities Litigation, UCAR has expanded its Board of Directors and increased the percentage of outside directors on its Board, appointed a new Chairman of the Board, a new Chief Executive Officer, a new President, a new Chief Financial Officer and a new Treasurer, continued its investigation of the underlying allegations of antitrust violations and updated and revised its antitrust compliance program. UCAR has also agreed as part of the Settlement of the Securities Litigation that another Board member may appointed from a list of candidates developed by the Lead Plaintiff in the Securities Litigation and by UCAR, as set forth in the Stipulation of Settlement in the Securities Litigation.

     8.3 Delivery to UCAR of the Settlement Fund, less the attorneys' fees applied for under Section XI herein by Counsel for the Plaintiff, may occur no sooner than three (3) business days after the Settlement Amount is deposited in the Settlement Fund Account. UCAR is entitled to and anticipates using the proceeds of the Settlement Fund delivered to it to settle the Securities Litigation. Payment of Plaintiff's attorneys' fees and expenses shall be governed by Section XI herein.

     8.4 The Litigation shall be withdrawn immediately upon approval of this Stipulation and the settlement by the Court, and any and all Claims as defined in Section X herein shall be released in accordance with this Stipulation. Nothing in this Stipulation shall preclude UCAR acting on its own behalf from asserting any claims, counterclaims or cross claims.

IX.  STATUS OF THE LITIGATION AND
     APPROVAL OF THE SETTLEMENT

     9.1 For purposes of this Stipulation only (a) the Litigation shall be considered properly maintained as a derivative action under Conn. Gen. Stat. ss. 33-721; and (b) Defendants agree that Plaintiff Jaroslawicz is an appropriate and adequate derivative plaintiff.

     9.2 Promptly after this Stipulation is signed, the parties to this Stipulation shall submit this Stipulation together with its Exhibits to the Court and shall jointly request that a hearing to consider the adequacy of the settlement be scheduled (the "Settlement Hearing") and for entry of the Preliminary Order substantially in the form and content of Exhibit "A" to this Stipulation.

     9.3 On or before the dates set forth in the Preliminary Order, Plaintiff's counsel shall mail (a) a notice substantially in the form annexed hereto as Exhibit B (the "Notice"), describing this Stipulation and advising of the scheduling of a hearing to consider the settlement of the Litigation as set forth in this Stipulation, to UCAR shareholders of record as of September 30, 1999 pursuant to Conn. Gen. Stat. ss.33-725 in the manner provided for in the Preliminary Order; and shall cause to be published (b) a summary notice substantially in the form attached as Exhibit C (the "Summary Notice"), in the Danbury News Times.


     9.4 The cost of the Notice and the Summary Notice and related expenses shall be paid by UCAR.

     9.5 Within five (5) business days of the signing of this Stipulation, UCAR's Counsel shall provide to Pomerantz Haudek Block Grossman & Gross LLP a list of the names and addresses of all UCAR shareholders of record as of September 30, 1999.

     9.6 If, after considering the fairness of the proposed settlement, the Court finds the settlement described in this Stipulation to be fair, reasonable, and adequate, the parties to this Stipulation shall move the Court to enter the Final Judgment, substantially in the form and content of Exhibit D to this Stipulation.

X.       RELEASES OF THE PARTIES

     10.1 Upon the Effective Date, Plaintiff shall be deemed to have fully, finally and forever released, relinquished and discharged any and all known and unknown, contingent and non-contingent Claims against UCAR, the Individual Defendants, the attorneys and insurers for the Defendants, and the Individual
Defendants' immediate families, heirs, successors and assigns. All the Individual Defendants acknowledge and agree that such release does not include any release of Claims by UCAR, acting on its own behalf.

     10.2 "Claims" means all claims, whether known or unknown, suspected or unsuspected, disclosed or undisclosed, at law or equity, whether for damages, penalties, injunctive or other relief, which had been, could have been, or could in the future be asserted derivatively by or on behalf of Plaintiff or other shareholders in connection with, arising out of, or in any way related to any acts, failures to act, omissions, representations, misrepresentations, facts, events, transactions, occurrences, or other subject matters set forth, alleged, embraced, or otherwise referred to in the Complaint or in the Litigation or which could have been set forth, alleged, embraced or otherwise referred to in the Complaint or in the Litigation, including but not limited to claims for breach of fiduciary duty, breach of UCAR's policies or procedures, waste, mismanagement, violations of any statute, rule, regulation or common law, or conduct which is negligent, intentional, with or without malice which Plaintiff or other shareholder has, had or may have up to the signing of this Stipulation. Notwithstanding anything above, "Claims" does not, and shall not be construed to, include any claims which might be asserted by UCAR acting on its own behalf.

     10.3 Claims include those which Plaintiff does not know of or suspect to exist in his favor against the Defendants and their attorneys at the Effective Date of the release which, if known by him might have affected his settlement with and release of the Defendants, or might have affected his decision not to object to this settlement.


     10.4 Plaintiff acknowledges that the foregoing waiver of unknown claims was separately bargained for and is a key element of the settlement of which this release is a part.

     10.5 Upon the Effective Date, each of the Defendants shall be deemed to have, by operation of the Final Judgment, fully, finally and forever released, relinquished and discharged any and all known and unknown, contingent and non-contingent claims against David

Jaroslawicz and Counsel for the Plaintiff, their immediate families, heirs, successors, and assignees that were asserted or could have been asserted in connection with or related to, bringing, maintaining, prosecuting, or taking other action in the course of this Litigation. Such release shall further encompass both known and unknown claims to the same extent as specified in P. P.
10.1 through 10.3 herein.


 XI. PLAINTIFF'S COUNSEL'S ATTORNEYS' FEES
     AND REIMBURSEMENT OF EXPENSES

     11.1 The allowance or disallowance by the Court of any payment of attorneys' fees to Counsel for the Plaintiff is not part of the settlement set forth in this Stipulation, and is to be considered by the Court separately from the Court's consideration of the fairness, reasonableness and adequacy of the settlement set forth in this Stipulation, and any order or proceedings relating to such attorneys' fees or any appeal from any order relating thereto, shall not operate to terminate or cancel this Stipulation or affect or delay the finality of the Judgment and the settlement of the Litigation set forth herein.

     11.2 Counsel for the Plaintiff will submit an application to the Court for attorneys' fees and expenses not to exceed Five Hundred Thousand Dollars ($500,000.00). Defendants will not oppose any such application.

     11.3 Any attorneys' fees and expenses awarded by the Court to Counsel for the Plaintiff shall be paid out of the Settlement Fund within three (3) business days after the later of: (i) the Effective Date or (ii) the date the Court enters an Order granting an award of attorneys' fees and expenses. Any amount held in the Settlement Fund pursuant to this paragraph which is not awarded to Counsel for Plaintiff shall be paid over to UCAR.

XII. THE EFFECTIVE DATE OF THIS STIPULATION OF SETTLEMENT, EFFECT OF DISAPPROVAL, CANCELLATION OR TERMINATION

     12.1 The Effective Date of this Stipulation shall be the date when all of the following events have occurred:


         (a) The Court has entered the Preliminary Order, as required by paragraph 9.2, above;

         (b) The Settlement Fund, less any attorneys' fees and reimbursement awarded by the Court to Counsel for the Plaintiff, shall have been transferred to UCAR;

         (c) The Order approving this Stipulation has become final, and no right of appeal or other appellate procedures exists and all rights to appeal have expired; and

         (d) The Stipulation of Settlement in the Securities Litigation becomes effective.

     12.2 If all of the conditions specified in paragraph 12.1 are not met, then the Stipulation may be canceled and terminated by either party.

XIII.    MISCELLANEOUS PROVISIONS

     13.1 The parties to this Stipulation (a) acknowledge that it is their intent to consummate this agreement; and (b) agree to cooperate to the extent necessary to effectuate and implement all terms and conditions of this Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

     13.2 Defendants agree that the amount of the Settlement Fund, as well as the other terms and conditions of this Stipulation reflect a good faith settlement of Plaintiff's Claims, reached voluntarily after consultation with experienced legal counsel. UCAR has determined by a majority vote of independent directors present at a meeting of the Board of Directors, where the independent directors constituted a quorum, in good faith after conducting a reasonable inquiry that the amount of the Settlement Fund, as well as the other terms and conditions of this Stipulation, are in the best interests of UCAR and constitute reasonably equivalent value for the Claims released. This Stipulation may be used in such proceedings as may be necessary to consummate or enforce this Stipulation, the settlement set forth herein or in the Final Judgment, and Defendants may file this Stipulation and/or the Final Judgment in any derivative action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or any other similar defense or counterclaim. Except as provided in this paragraph, this Stipulation shall not be used to prove any allegation, claim or released claim in this Litigation and/or Settlement.

     13.3 All of the Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

     13.4 This Stipulation may be amended or modified only by a written instrument signed by or on behalf of all parties to the Litigation or their successors-in-interest.

     13.5 This Stipulation and the Exhibits attached hereto constitute the entire agreement among the parties to the Stipulation hereto with respect to the subject matter hereof and no representations, warranties or inducements have been made to any party concerning this Stipulation or its Exhibits other than the representations, warranties and covenants contained and memorialized in such documents. Except as otherwise provided herein, each party shall bear its own costs.

     13.6 Each attorney executing this Stipulation or any of its Exhibits on behalf of any party to the Stipulation hereby warrants that such attorney has the full authority to do so.

     13.7 This Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. Counsel for the parties to this Stipulation shall exchange among themselves original signed counterparts and a complete set of original executed counterparts shall be filed with the Court.

     13.8 The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the parties to the Litigation.

     13.9 In the event that the Stipulation is not approved by the Court or the settlement set forth in this Stipulation is terminated or fails to become effective in accordance with its terms, the parties to the Stipulation shall be restored to their respective positions in the Litigation as of the date of this Stipulation. In such event, the terms and provisions of the Stipulation shall have no further force and effect with respect to such parties and shall not be used in the Litigation or in any other proceeding for any purpose, and any Order entered by the Court in accordance with this Stipulation shall be treated as vacated, nunc pro tunc. No order of the Court or modification or reversal on appeal of any order of the Court concerning attorneys' fees and/or reimbursement for Counsel for the Plaintiff shall constitute grounds for cancellation or termination of the Stipulation.

     13.10 Without further Order of the Court, the parties hereto may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation.

     13.11 This Stipulation and its Exhibits shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Connecticut, and the rights and obligations of all individuals and entities hereunder shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Connecticut without giving effect to that State's choice of law principles.

     IN WITNESS WHEREOF, the parties to the Stipulation have caused this Stipulation to be executed, by their duly authorized attorneys, as of October 13, 1999.


                                           FOR THE PLAINTIFF

                                           /s/ Stanley M. Grossman
                                           Stanley M. Grossman
                                           Shaheen Rushd
                                           Pomerantz Haudek Block Grossman &
                                              Gross LLP
                                           100 Park Avenue, 26th Floor
                                           New York, New York  10017
                                           (212) 661-1100

                                              - and -

                                           J. Daniel Sagarin
                                           Elias Alexiades
                                           Huwitz & Sagarin, P.C.
                                           147 North Broad Street
                                           P.O. Box 112
                                           Milford, Connecticut  06460
                                           (203) 877-8000
                                           Juris No. 26616

                                           FOR DEFENDANTS UCAR
                                           INTERNATIONAL INC., FRED C.
                                           WOLF, ROBERT D. KENNEDY and
                                           PETER B. MANCINO


                                           /s/ Robert E. Crotty
                                           Robert E. Crotty
                                           Mark S. Gregory
                                           Kelley Drye & Warren LLP
                                           Two Stamford Plaza
                                           281 Tresser Boulevard
                                           Stamford, Connecticut  06901
                                           (203) 324-1400
                                           Juris No. 13140


                                           FOR DEFENDANTS PETER G.
                                           PETERSON, STEPHEN A.
                                           SCHWARZMAN, HOWARD A. LIPSON
                                           and GLENN H. HUTCHINS


                                           /s/ John C. Fusco
                                           John C. Fusco
                                           Holland, Kaufman & Bartels, LLC
                                           289 Greenwich Avenue
                                           Greenwich, Connecticut  06830
                                           (203) 869-5600
                                           Juris No.

                                              - and -

                                           Charles E. Koob
                                           Simpson Thacher & Bartlett
                                           425 Lexington Avenue
                                           New York, New York
                                           (212) 455-2000

                                           FOR DEFENDANT ROBERT P. KRASS


                                           /s/ Thomas D. Goldberg
                                           Thomas D. Goldberg
                                           Lorey R. Leddy
                                           Day Berry & Howard
                                           One Canterbury Green
                                           Stamford, Connecticut  06901
                                           (203) 977-7300
                                           Juris No. 14230


                                           FOR DEFENDANT ROBERT J. HART


                                           /s/ Steven D. Ecker
                                           Steven D. Ecker
                                           Cowdery, Ecker & Murphy, L.L.C.
                                           750 Main Street
                                           Hartford, Connecticut  06103
                                           (860) 278-5555
                                           Juris No. 102203


                                           FOR DEFENDANT WILLIAM P. WIEMELS


                                           /s/ William H. Narwold
                                           William H. Narwold
                                           Lauren R. Greenspoon
                                           Cummings & Lockwood
                                           City Place 1 - 36th Floor
                                           185 Asylum Street
                                           Hartford, Connecticut  06103
                                           (860) 275-6707
                                           Juris No. 102419

                                           FOR DEFENDANTS R. EUGENE
                                           CARTLEDGE AND
                                           JOHN R. HALL


                                           /s/ Robert A. Harris
                                           Robert A. Harris
                                           Zeldes, Needle & Cooper, P.C.
                                           1000 Lafayette Boulevard
                                           P.O. Box 1740
                                           Bridgeport, Connecticut 06601-1740
                                           (203) 333-9441
                                           Juris No. 69695

                                              - and -

                                           Daniel A. Dreisbach
                                           Richards, Layton & Finger
                                           One Rodney Square
                                           P.O. Box 551
                                           Wilmington, Delaware  19899
                                           (302) 658-6541